DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Incorporation
(PURSUANT TO NRS 78)

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Key Gold Corporation
2. Resident Agent Name and Street Address: *(must be a Nevada address where process may be served)*	National Registered Agents, Inc. of NV Name 1000 East William Street, Suite 204, Carson City, NEVADA 89701 Street Address, City, Zip Code 1000 East William Street, Suite 204, Carson City, 89701 Optional Mailing Address, City, State, Zip Code
3. Shares: *(number of shares corporation authorized to issue)*	Number of shares with par value: 100,000 Par value: $ .001 Number of shares without par value: -0-
4. Names & Addresses, of Board of Directors/Trustees: *(attach additional page if there is more than 3 directors/trustees)*	1. Dr. Brooke Mitchell Name 5232 Malaspina Place, North Vancouver, B.C. V7R 4MI Street Address, City, State, Zip Code 2. John Anderson Name 3106 W. 5th Avenue, Vancouver, BC U6K 1V2 Street Address, City, State, Zip Code 3. ______ Name ______ Street Address, City, State, Zip Code
5. Purpose: *(optional–see instructions)*	The purpose of this Corporation shall be:
6. Names, Address and Signature of Incorporator: *(attach additional page if there is more than 1 incorporator)*	Randolf W. Katz, Incorporator Name [signature] Signature c/o Bryan Cave 2020 Main St. #600, Irvine, CA 92614 Address, City, State, Zip Code
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. National Registered Agents, Inc. of NV Authorized Signature of R.A. or On Behalf of R.A. Company Date

This form must be accompanied by appropriate fees. See attached fee schedule.